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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

          Date of Report (Date earliest event reported): April 1, 1999


                         Registrant, State of Incorporation,     I.R.S. Employer
Commission File Number   Address and Telephone Number            Identification No.

0-8410                   WYANT CORPORATION                       11-2236837
                         (a New York corporation)
                         100 Readington Road
                         Somerville, New Jersey 08876
                         Telephone (908) 707-1800
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ITEM 5. OTHER EVENTS.


On April 1, 1999, the Company issued a press release to the financial community, the text of which is as follows:



                         WYANT CORPORATION COMMON STOCK
                  TO BE TRANSFERRED TO NASDAQ SMALLCAP MARKET

Somerville, N.J., April 1, 1999 - Wyant Corporation (Nasdaq: WYNT) reports that the listing of its Common Stock will be transferred to The Nasdaq SmallCap
Market from the Nasdaq National Market, effective with the open of business on April 5, 1999.

Wyant has been informed by Nasdaq that it currently satisfies the continued listing requirements of The Nasdaq SmallCap Market. The continued listing of the Common Stock of The Nasdaq SmallCap Market is subject to customary administrative requirements of Nasdaq relating to the listing.

As previously reported, Wyant has agreed to sell its Health Care Division to Paper-Pak Products, Inc. of LaVerne, California. After completion of this sale, which is expected during the second quarter of 1999, Wyant will be an integrated sanitation and facility maintenance supply company with extensive manufacturing, sales and distribution capabilities. It will operate four manufacturing plants, including a sanitary paper products converting plant, two chemical manufacturing plants and one converting operation manufacturing disposable wiping products and will employ approximately 500 people in the United States and Canada.


Contact:
M.A. D'Amour      (514) 636-9926 ext. 2261, mdamour@wyantcorp.com
D.C. MacMartin    (514) 636-9926 ext. 2259, dmacmartin@wyantcorp.com


     Detailed corporate information and press releases can be accessed at:
                               www.wyantcorp.com

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  WYANT CORPORATION

                                  By:/s/ Marc D'Amour
                                  ---------------------------------------------
                                  Name:  Marc D'Amour
                                  Title: Vice President,
                                         Chief Financial Officer and Treasurer




Dated: April 8, 1999

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